UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2014

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

As previously disclosed, on July 16, 2014, Macquarie Infrastructure Company LLC (the “Company”) completed the acquisition of the remaining equity interests in IMTT Holdings Inc. not owned by the Company for an aggregate purchase price of approximately $1.029 billion, consisting of approximately $913.6 million in cash and approximately $115.0 million in the Company’s limited liability company interests, excluding transaction costs (the “IMTT Acquisition”). The cash consideration for the IMTT Acquisition was financed using a portion of the the proceeds of public offerings of limited liability company interests and convertible senior notes. This Form 8-K is being filed to provide the following updated historical and pro forma financial information relating to the IMTT Acquisition:

(a) Financial Statements of Businesses Acquired

The unaudited consolidated condensed financial statements (and notes thereto) of IMTT Holdings Inc. and Subsidiaries as of December 31, 2013 and June 30, 2014 and for the six-month periods ended June 30, 2014 and 2013 are filed herewith as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma combined consolidated statements of operations (and notes thereto) of the Company for the nine months ended September 30, 2014 and for the year ended December 31, 2013 giving effect to the IMTT Acquisition and the related financing transactions are filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited consolidated condensed financial statements (and notes thereto) of IMTT as of December 31, 2013 and June 30, 2014 and for the six-month periods ended June 30, 2014 and 2013.

99.2	Unaudited pro forma combined consolidated statements of operations (and notes thereto) of the Company for the nine months ended September 30, 2014 and for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macquarie Infrastructure Company LLC

Date: October 31, 2014	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited consolidated condensed financial statements (and notes thereto) of IMTT as of December 31, 2013 and June 30, 2014 and for the six-month periods ended June 30, 2014 and 2013.

99.2	Unaudited pro forma combined consolidated statements of operations (and notes thereto) of the Company for the nine months ended September 30, 2014 and for the year ended December 31, 2013.